EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report of The viaLink Company (the Company) on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Stan Szczygiel, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stan Szczygiel
Stan Szczygiel
Vice President and Chief Financial Officer
August 12, 2005
This certification accompanies this report pursuant to Section 906 of the Sarbanes–Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002 be deemed to be filed by the Company pursuant to Section 18 of the Securities Exchange Act of 1934, as amended.